INVESTOR PRESENTATION 2014 FIRST QUARTER

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The factors included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2014 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management. OTHER INFORMATION All dollar and share amounts are in 000’s unless otherwise stated. Sub-totals and totals may not foot due to rounding. 2

Q1 ADJUSTED P&L SUMMARY * 2013 2014 % OF NET SALES UNAUDITED UNAUDITED % OF NET SALES NET SALES GROSS PROFIT OPERATING EXPENSE OTHER OPERATING INCOME, NET OPERATING LOSS INTEREST EXPENSE, NET LOSS BEFORE TAXES TAX BENEFIT NET LOSS NET INCOME PER SHARE BASIC AND DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING BASIC AND DILUTED $822,428 $838,769 553,166 567,905 (818) (13,921) 1,628 (15,549) (8,346) $(0.09) (7,203) 511,659 74,483 78,324 531,187 (3,620) (15,908) 1,997 (17,905) (4,926) (12,979) $(0.17) 100.0% 100.0% 65.9% 67.7% -0.1% -1.7% 0.2% -1.9% -1.0% -0.9% 62.2% 64.6% -0.4% -1.9% 0.2% -2.2% -0.6% -1.6% * The Q1 Adjusted P&L Summary for the current period is presented on an adjusted non-GAAP basis and excludes the charges set out on page 4. A reconciliation between GAAP and non-GAAP results is included as an appendix to the presentation. 3

Q1 Q1 Q2 Q2 Q3 Q3 Q4 Q4 YEAR TO DATE FULL YEAR 2014 2013 $3,061 $13,839$2,575 $44,708 $36,792 $3,674 $3,144 $43,610 $7,591 $43,571 $95,869$2,575 $3,061 $6,903 $46,715 $6,903 $15,598 $142,054 $15,598 $5,633 $81,500 $5,633 -- GILLY HICKS RESTRUCTURING CHARGES PROFIT IMPROVEMENT INITIATIVE CHARGES CORPORATE GOVERNANCE CHARGES TOTAL GILLY HICKS RESTRUCTURING CHARGES PROFIT IMPROVEMENT INITIATIVE CHARGES OTHER IMPAIRMENT CHARGES TOTAL -- - - EXCLUDED CHARGES (PRE-TAX) 4

TOTAL COMPANY GEOGRAPHIC: U.S. INTERNATIONAL BRAND: ABERCROMBIE & FITCH abercrombie kids HOLLISTER CO. - 4% - 4% - 5% - 1% - 6% - 7% Q1 COMPARABLE SALES * 63.8% U.S. 36.2% INTERNATIONAL GEOGRAPHIC SALES MIXQ1 * Includes comparable store and DTC sales 5

Q1 ADJUSTED OPERATING EXPENSE* 20132014 % OF NET SALESFIRST QUARTER % OF NET SALES bps(3) STORE OCCUPANCY (1) ALL OTHER (2) STORES AND DISTRIBUTION MARKETING, GENERAL & ADMINISTRATIVE TOTAL 259,330 449,125 118,780 $188,721 $189,795 228,086 416,807 114,381 $531,187 $567,905 22.6% 30 30.9% (320) 53.5% (280) 14.2% (30) 67.7% (310) 22.9% 27.7% 50.7% 13.9% 64.6% * Excludes charges set out on page 4. (1) Includes rent, other landlord charges, utilities, depreciation, and other occupancy expense. (2) Includes selling payroll, store management and support, other store expense, DTC, and distribution center costs. (3) Rounded based on reported percentages. 6

* Operating Income excludes the charges set out on page 4. A reconciliation between GAAP and non-GAAP results is included as an appendix to the presentation. (1) Operating Income for U.S. Stores and International Stores is reported on an aggregate four-wall basis, and excludes pre-opening costs. Also includes third party sell-off of excess merchandise. (2) Store Pre-Opening Costs include pre-opening rent, payroll, travel, and other expenses. (3) All Other includes Store Management & Support, DC and Other Expenses, net of Other Income. $399,148 $448,616 257,434 132,719 - $30,459 $39,824 56,990 56,183 (42,086) 7.6% 8.9% 22.1% 42.3% 51,470 20.4% 33.0% 56,232 (114,381) (118,780) (6,053)(3,706) (35,983) $(15,908) $(13,921) 252,882 - - -- - 170,398 $822,428 $838,769 SALES SALES2014 OPERATING INCOME 2013 OPERATING INCOME U.S. STORES (1) INTERNATIONAL STORES (1) DIRECT TO CONSUMER MARKETING, GENERAL & ADMINISTRATIVE EXPENSES STORE PRE-OPENING COSTS (2) ALL OTHER, NET (3) TOTAL Q1 ADJUSTED P&L ANALYSIS* 7

Q1 SHARE REPURCHASES 3,825.7 - - $150,000 - - $39.21 - - 349.7 $16,305 $46.63 $39.21 $99,501 $48.94 $150,000 $115,806 $48.603,825.7 2,382.7 2,033.0 SHARES REPURCHASED SHARES REPURCHASEDCOST COST AVERAGE COST AVERAGE COST 2014 2013 FIRST QUARTER SECOND QUARTER THIRD QUARTER FOURTH QUARTER TOTAL 8

CUMULATIVE STORE COUNT - INTERNATIONAL HOLLISTER YEAR END 2007 3 3 6 9 6 9 12 12 12 12 26 29 31 31 77 107 129 129 11 17 18 18 5 8 10 10 8 12 12 12 1 1 1 1 2 3 3 3 1 2 2 2 2 2 2 2 4 7 14 14 3 6 6 6 2 4 7 7 2 2 2 1 1 3 3 2 2 1 1 2 2 1 1 19 38 4 3 3 3 10 18 1 1 2008 2009 2010 2012 2013 Q1 20142011 CANADA UK GERMANY ITALY SPAIN IRELAND SWEDEN HONG KONG BELGIUM FRANCE AUSTRIA CHINA S. KOREA NETHERLANDS POLAND AUSTRALIA JAPAN UAE TOTAL 9

*Guidance for the full year does not include charges related to the Gilly Hicks restructuring, other potential impairment and store closure charges, the Company’s profit improvement initiative, certain corporate governance matters, the effect of any additional share repurchases, or the effect of variability in the tax rate. FULL YEAR DILUTED EARNINGS PER SHARE IN THE RANGE OF $2.15 - $2.35 FULL YEAR TOTAL COMPARABLE SALES IN THE RANGE OF DOWN THREE TO FOUR PERCENT GROSS MARGIN RATE DOWN SLIGHTLY TO FISCAL 2013 FULL YEAR TAX RATE OF APPROXIMATELY 35% WEIGHTED AVERAGE SHARE COUNT OF APPROXIMATELY 74.5 MILLION SHARES CAPITAL EXPENDITURE FOR THE FISCAL YEAR OF APPROXIMATELY $210 TO $220 MILLION FULL YEAR GUIDANCE UPDATES 10

Q1 STORE COUNT ACTIVITY (1) End of Q1 2014 includes one Gilly Hicks store in the U.S. (2) Asia includes Australia and UAE. TOTAL U.S. CANADA EUROPE ASIA (2)ALL BRANDS(1) HOLLISTER CO. A&F abercrombie kids START OF Q1 2014 OPENINGS CLOSINGS END OF Q1 2014 START OF Q1 2014 OPENINGS CLOSINGS END OF Q1 2014 START OF Q1 2014 OPENINGS CLOSINGS END OF Q1 2014 START OF Q1 2014 OPENINGS CLOSINGS END OF Q1 2014 1,006 843 18 117 22 124 21 18 4 -1 - - - - - -- -1 1 - - -- - - --- - - - - - - 13 - -(11) (4) (7) (3) (3) 999 842 275 136 587 458 12 101 101 12456585 1 131 137 132 253 276 253 4 13 5 3 2 2 6 3 16 16 (1) (1) 2 2 4 13 11

APPENDIX: RECONCILIATION OF Q1 NON-GAAP FINANCIAL MEASURES

THIRTEEN WEEKS ENDED MAY 3, 2014
(IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	GAAP	EXCLUDED CHARGES[1]	ADJUSTED NON-GAAP [2]
INCOME (LOSS) BEFORE TAXES	$(33,503)	$15,598	$(17,905)
TAX EXPENSE (BENEFIT)	(9,832)	4,906	(4,926)
NET INCOME (LOSS)	$(23,671)	$10,692	$(12,979)
NET INCOME (LOSS) PER BASIC & DILUTED SHARE	$(0.32)	$0.15	$(0.17)
BASIC & DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	74,483		

[1] Excluded charges for the first quarter include pre-tax charges of $5.6 million related to the restructuring of the Gilly Hicks brand, $3.1 million related to the Company's profit improvement initiative and $6.9 million for legal, advisory and other charges related to certain corporate governance matters.

[2] Non-GAAP financial measures should not be used as alternatives to net loss and net loss per basic and diluted share and are also not intended to supersede or replace the Company's GAAP financial measures. The Company believes it is useful to investors to provide the non-GAAP financial measures to assess the Company's operating performance.

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